Exhibit 99.6

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

TO TENDER AMERICAN DEPOSITARY SHARES

of

TELMEX INTERNACIONAL, S.A.B. de C.V. Series A ADSs

Re: Notice of Guaranteed Delivery for TII A ADSs

This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your Telmex Internacional, S.A.B. de C.V. (“Telmex Internacional”) Series A American Depository Shares (the “TII A ADSs”), each TII A ADS representing 20 Telmex Internacional Series A Shares, as set forth in the prospectus forming part of the registration statement on Form F-4, filed May 11, 2010 (the “Prospectus”) and the ADS Letter of Transmittal and the instructions thereto (collectively, the “US Offer documents”), if (1) your Telmex Internacional American Depository Receipt certificate(s) representing TII A ADSs (“TII A ADRs”) are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the TII A ADR certificate(s) and all other required documents to The Bank of New York Mellon (the “exchange agent”) prior to the election deadline (as set forth in the Form of Election). You may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission, overnight courier or mail to the exchange agent as set forth below, and it must be received by the exchange agent on or before the election deadline. See “Mailing Instructions” in the ADS Letter of Transmittal for further information.

TO: THE BANK OF NEW YORK MELLON, EXCHANGE AGENT

Notice of Guaranteed Delivery

For Eligible Institutions Only:

Facsimile: (201) 680-4626

Confirmation of Facsimile Transmission by Telephone: (201) 680-4860

By Regular Mail:	By Hand or Overnight Courier:

BNY Mellon Shareowner Services Attn: Corporate Action Dept P.O. Box 3301 South Hackensack, N.J. 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27 th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a ADS Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Prospectus) under the instructions thereto, such signature guarantee must appear in Box 7 of the ADS Letter of Transmittal.

Ladies and Gentlemen:

I hereby acknowledge that if the TII A ADSs listed below are not delivered to the exchange agent by 5:00 p.m. New York City time on the third NYSE trading day after the election deadline (as set forth in the ADS Letter of Transmittal), the exchange agent may deem that I have not made an election with respect to such TII A ADSs.

I hereby tender to the exchange agent the TII A ADSs listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related ADS Letter of Transmittal, receipt of which I hereby acknowledge, as follows:

ADR Certificate No.	Number of TII A ADSs

The Book-Entry Transfer Facility Account Number (if the TII A ADSs will be delivered by book-entry transfer)	Sign Here

Account Number	Signature(s)

Number of TII A ADSs	Number and Street or P.O. Box

Dated:	City, State, Zip Code

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the exchange agent of TII A ADR certificate(s) representing TII A ADSs listed above, in proper form for transfer or delivery of such TII A ADSs pursuant to procedures for book-entry transfer, in either case, with delivery of a properly completed and duly executed ADS Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m. New York City time on the third NYSE trading day after the date hereof.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Date

DO NOT SEND THE TII A ADR CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

3